UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2009
DUKE ENERGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32853	20-2777218

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
526 South Church Street, Charlotte, North Carolina 28202-1904
(Address of Principal Executive Offices, including Zip Code)
(704) 594-6200
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 25, 2009, John H. Forsgren and E. James Reinsch were appointed to the Board of Directors of Duke Energy Corporation (the “Company”). Their directorships will expire, along with the Company’s other directors’ terms, at the next annual meeting of shareholders. There is no arrangement or understanding between Messrs. Forsgren or Reinsch and any other persons or entities pursuant to which Messrs. Forsgren or Reinsch were appointed as a director. As non-employee directors of the Company, Messrs. Forsgren and Reinsch will receive a pro-rated payment of the cash and stock annual retainer, will receive meeting fees in accordance with the Company’s Director Compensation Program, as set forth in the Company’s Annual Proxy Statement filed with the Securities and Exchange Commission on March 20, 2009, and will be eligible to participate in the Director Savings Plan.
     Messrs. Forsgren and Reinsch are subject to the Company’s Stock Ownership Guidelines, which require outside directors to own Duke Energy common stock (or common stock equivalents) with a value equal to at least five times the annual cash retainer (i.e., an ownership level of $250,000) or retain 50% of their vested annual equity retainer.
     Mr. Reinsch is Senior Vice President and Partner of Bechtel Group, an affiliate of Bechtel Power Corporation (“Bechtel”) with which Duke Energy Indiana, Inc. (“Duke Energy Indiana”), a wholly-owned subsidiary of the Company, entered into a $200 million Engineering, Procurement and Construction Management Agreement dated December 15, 2008 related to the construction by Bechtel of Duke Energy Indiana’s new coal-fired electrical generation facility in Edwardsport, Indiana. Mr. Reinsch may be deemed to have an interest in the transaction described above as a result of his status as an officer of Bechtel Group.
     A copy of the news release announcing the event described above is furnished herewith as Exhibit 99.1.
Item 8.01. Other Events.
     On August 25, 2009, the Company entered into an underwriting agreement, dated as of August 25, 2009 (the “Underwriting Agreement”), with BNY Mellon Capital Markets, LLC, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc. and RBS Securities Inc., as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters $500,000,000 aggregate principal amount of the Company’s 3.95% Senior Notes due 2014 and $500,000,000 aggregate principal amount of the Company’s 5.05% Senior Notes due 2019 (collectively, the “Securities”). The Securities will be issued pursuant to an Indenture, dated as of June 3, 2008 (the “Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended and supplemented by various supplemental indentures thereto, including the Third Supplemental Indenture, which will be dated as of August 28, 2009 (the “Third Supplemental Indenture”), between the Company and the Trustee, relating to the Securities. The disclosure in this Item 8.01 is qualified in its entirety by the provisions of the Indenture, the Third Supplemental Indenture, a form of which is attached hereto as Exhibit 4.1, and the Underwriting Agreement, which is attached hereto as Exhibit 99.2. Such exhibits are incorporated herein by reference. Also, in connection with the issuance and sale of the Securities, the Company is filing a legal opinion regarding the validity of the Securities as Exhibit 5.1 to this Form 8-K for the purpose of incorporating the opinion into the Company’s Registration Statement No. 333-146483.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description

Exhibit 4.1	Form of Third Supplemental Indenture, dated as of August 28, 2009, to the Indenture, dated as of June 3, 2008, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee

Exhibit 5.1	Opinion regarding validity of the Securities

Exhibit 23.1	Consent (included as part of Exhibit 5.1)

Exhibit 99.1	Press Release issued by the Company on August 25, 2009

Exhibit 99.2	Underwriting Agreement, dated as of August 25, 2009, between the Company and BNY Mellon Capital Markets, LLC, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc. and RBS Securities Inc., as representatives of the several underwriters named therein

SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION
Date: August 28, 2009	By:	/s/ Robert T. Lucas III, Esq.
		Name:	Robert T. Lucas III, Esq.
		Title:	Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit	Description

Exhibit 4.1	Form of Third Supplemental Indenture, dated as of August 28, 2009, to the Indenture, dated as of June 3, 2008, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee

Exhibit 5.1	Opinion regarding validity of the Securities

Exhibit 23.1	Consent (included as part of Exhibit 5.1)

Exhibit 99.1	Press Release issued by the Company on August 25, 2009

Exhibit 99.2	Underwriting Agreement, dated as of August 25, 2009, between the Company and BNY Mellon Capital Markets, LLC, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc. and RBS Securities Inc., as representatives of the several underwriters named therein